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                                                                     EXHIBIT 5.1

                       [Letterhead of Baker Botts L.L.P.]


May 1, 2003

Marathon Oil Corporation
5555 San Felipe Road
Houston, Texas  77056-2723

Ladies and Gentlemen:

                  As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Marathon Oil Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to up to 20,000,000 shares (the "Shares") of common stock, par value $1.00 per share, of the Company (the "Common Stock"), which may be offered and sold from time to time pursuant to the Marathon Oil Corporation 2003 Incentive Compensation Plan (the "Plan") certain legal matters in connection with the Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Certificate of Incorporation and By-laws, each as amended to date, the Plan and resolutions of the Board of Directors of the Company relating, among other things, to the Plan and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                           1. The Company is a corporation duly incorporated and
                  validly existing in good standing under the laws of the State of Delaware.

                           2. In the case of Shares originally issued by the
                  Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by the Board of Directors of the Company or a duly constituted and authorized committee thereof as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the


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                  Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and authorized committee thereof as provided therein, and, in the case of stock options, the exercise price thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

                  This opinion is limited to the original issuance of Shares by the Company and does not cover shares of Common Stock delivered by the Company out of shares reacquired by it.

                  We are members of the Texas Bar and the opinions set forth above are limited in all respects to the laws of the State of Texas and the General Corporation Law of the State of Delaware each as in effect on the date hereof.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ BAKER BOTTS L.L.P.